SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 16, 2003

Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-21859 (Commission File Number)	36-3652087 (IRS Employer Identification No.)

2727 Diehl Road, Naperville, Illinois (Address of principal executive offices)		60563 (Zip Code)

(630) 579-2000

(Registrant’s telephone number)

Item 5.	Other Events and Required FD Disclosure.

At Factory Card & Party Outlet Corp.’s 2003 annual meeting of stockholders held on July 16, 2003, Factory Card’s stockholders approved proposals regarding the following:

(1) the election of three directors (James D. Constantine, Patrick O’Brien and Gary W. Rada);

(2) an amendment to Factory Card’s Amended and Restated Certificate of Incorporation to (a) provide that the number of directors shall be fixed from time to time exclusively by resolution of the board of directors, (b) increase the number of classes in Factory Card’s classified board of directors from two to three and (c) designate persons to serve as directors in all three classes;

(3) an amendment to Factory Card’s Amended and Restated Certificate of Incorporation to (a) effect the continuation of provisions in the current Certificate which prohibit transfers of Factory Card’s common stock that would either result in a person or group becoming a 5% or greater stockholder or increase the ownership of a 5% or greater stockholder and (b) clarify the exception for certain employee stock option exercises;

(4) the Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan; and

(5) the appointment of Deloitte & Touche LLP as the independent auditors for Factory Card for the fiscal year ending January 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.

/s/ JAMES D. CONSTANTINE
Dated: July 16, 2003	James D. Constantine Executive Vice President and Chief Financial and Administrative Officer